UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 22, 2013

Date of report (Date of earliest event reported)

Wireless Ronin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475

Minnetonka, Minnesota 55345

(Address of principal executive offices, including zip code)

(952) 564-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a) On May 22, 2013, Wireless Ronin Technologies, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) advising it that NASDAQ had determined to delist the Company’s common stock, and that trading in the Company’s shares will be suspended at the open of business on May 31, 2013, and removed from listing thereafter, unless the Company appeals such determination. The Company does not intend to appeal NASDAQ’s delisting determination. The Company was also notified that NASDAQ will complete the delisting of the Company’s shares by filing a Form 25-NSE Notification of Delisting with the Securities Exchange Commission (the “SEC”).

As previously disclosed pursuant to Item 3.01(a) of Form 8-K in Item 9B of the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2013, the Company received a deficiency letter from NASDAQ on February 27, 2013 notifying it that its approximately $2.3 million shareholders’ equity as of December 31, 2012 was below the $2.5 million minimum required for continued inclusion on the NASDAQ Capital Market under Marketplace Rule 5550(b)(1).

A copy of the press release announcing receipt of the delisting notification is attached as Exhibit 99.1 hereto and incorporated by reference to this Item 3.01.

ITEM 8.01	OTHER EVENTS.

The Company has been advised by OTC Markets Group that its common stock will be immediately eligible for trading on the OTCQB marketplace effective with the open of business on May 31, 2013. It will continue to trade under the symbol “RNIN.” The move to the OTCQB does not alter the Company’s SEC reporting obligations under applicable securities laws.

We are filing herewith a Cautionary Statement pursuant to the Private Securities Litigation Reform Act of 1995 for use as a readily available written document to which reference may be made in connection with forward-looking statements, as defined in such act. Such Cautionary Statement, which appears as Exhibit 99.2 to this report, is incorporated by reference in response to this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) See “Exhibit Index”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013	Wireless Ronin Technologies, Inc.

	By	/s/ Darin P. McAreavey
Darin P. McAreavey
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release regarding delisting, dated May 23, 2013.

99.2	Cautionary Statement, dated May 23, 2013.